Exhibit 99.1

News Release	Koppers Inc.
436 Seventh Avenue
Pittsburgh, PA 15219-1800
412 227 2001
www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Randall D. Collins, Vice President
Safety, Health & Environmental Affairs
412.227.2456
collinsrd@koppers.com

Koppers Inc. Declares Dividend

PITTSBURGH, Pa., July 13, 2004 – The Board of Directors of Koppers Inc. has declared a dividend of $8.5 million with respect to Koppers Common and Preferred Stock. The dividend will be paid on or about July 20, 2004 to shareholders of record of Koppers Common and Preferred Stock as of the close of business on July 16, 2004.

About Koppers

Koppers, with corporate headquarters and a research center in Pittsburgh, Pennsylvania, is a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates 39 facilities in the United States, United Kingdom, Denmark, Australia, the Pacific Rim and South Africa. The company’s stock is shared by a large number of employee investors and by majority equity owner Saratoga Partners of New York, NY.

###